UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


Date of Report: (Date of earliest event reported): August 6, 2004
                                                  (August 2, 2004)



                      EQUITY TECHNOLOGIES & RESOURCES, INC.
             -----------------------------------------------------
             (exact name of registrant as specified in its charter)




           Delaware                     000-17520                75-227-6137
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission            (IRS Employer
   of incorporation)                   file number)          Identification No.)


325 W. Main Street, Suite 240
Lexington, Kentucky                                               40508
----------------------------------------                  ----------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code: (859) 321-2466



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

Item 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

On August 2, 2004, Equity Technologies & Resources, Inc. (the "Registrant" and "ETCR") received a letter dated July 28, 2004 from the United States Securities and Exchange Commission (the "Letter"). The Letter stated that it appears that the Registrant is not in compliance with its reporting requirements under
Section 13(a) of the Securities Exchange Act of 1934 and further that if the Registrant is not in compliance with its reporting requirements, it (Registrant) should file all required reports within fifteen days from the date of the Letter. Further Registrant has been notified that as a result of having not filed all required reports, Registrant may be subject, without further notice, to an administrative proceeding to revoke its registration under the Exchange Act. The Letter also stated that this administrative proceeding would be brought by the Commission's Division of Enforcement pursuant to Section 12 (j) of the Exchange Act and further, the Letter stated that if ETCR stock is trading, it also may be subject to a trading suspension by the Commission pursuant to
Section 12 (k) of the Exchange Act.

Equity Technologies & Resources, Inc. is currently discussing its options in response to the Letter with its advisors and accountants.




                                   SIGNATURES

PURSUANT to the requirements of the Securities Exchange Act, the registrant has dully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      EQUITY TECHNOLOGIES & RESOURCES, INC.



DATE: August 5, 2004       /s/ James Kemper Millard
                           ------------------------------------
                           James Kemper Millard,
                           President & Chief Executive Officer